                                                                  EXHIBIT 10.7

                     AMENDED AND RESTATED WARRANT AGREEMENT

      This AMENDED AND RESTATED WARRANT AGREEMENT (this "Agreement") dated as of October 7, 1997, is by and between (i) Ronald D. Pedersen, Jeffrey A. Watt, Bruce A. Butler, and Gary R. Guffey (collectively, the "Stockholders"), each a stockholder of RICHMONT MARKETING SPECIALISTS INC., a Delaware corporation (the "Company"), and (ii) William B. Robinson, as the Warrant Holder (the "Holder"). The Company is a party to this Agreement for the limited purposes set forth herein.

      WHEREAS, the Stockholders and Marketing Specialists Sales Company, a Texas corporation ("MSSC"), previously entered into that certain Warrant Agreement dated as of April 2, 1996, as amended by that certain Amendment No. 1 to Warrant Agreement dated as of November 7, 1996 (as amended, the "MSSC Warrant Agreement"), pursuant to which the Stockholders issued and delivered to Holder a warrant certificate (the "MSSC Warrant Certificate") evidencing warrants to purchase up to 4,090 shares of the common stock, par value $.01 per share, of MSSC (the "MSSC Common") from the Stockholders on the terms and conditions set forth in the MSSC Warrant Agreement; and

      WHEREAS, pursuant to the terms of that certain Equity Contribution Agreement of even date herewith (the "Contribution Agreement"), among the Company, MSSC, the Stockholders and MS Acquisition Limited, a Texas limited partnership and majority stockholder of MSSC ("Acquisition"), the Stockholders and Acquisition agreed to exchange their shares of MSSC Common for a like number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock"); and

      WHEREAS, the Stockholders and the Holder desire to amend and restate the MSSC Warrant Agreement in its entirety to provide for the issuance and delivery of a warrant certificate (the "Warrant Certificate") evidencing warrants (the "Warrants") to purchase up to 4,090 shares of the Company's Common Stock from the Stockholders, on the pro rata basis set forth on Exhibit A hereto, pursuant to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificate and the respective rights and obligations thereunder of the Stockholders and the Holder, the parties hereto agree as follows:

      SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

            (a) "Business Day" shall mean a day which is not a Saturday, Sunday or a day on which banking institutions are legally authorized to close in Dallas, Texas.

            (b) "Company and Stockholders Agreement" shall mean that certain Company and Stockholders Agreement of even date herewith, by and among Acquisition, the Company and each of the Stockholders, attached hereto as Exhibit B.

            (c) "Corporate Office" shall mean the office of the Company (or its successor), which office is located as of the date hereof at 2324 Gateway Drive, Irving, Texas 75063.

            (d) "Effective Date" shall mean the date first set forth above.

            (e) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant is duly exercised pursuant to Section 4.

            (f) "Exercise Period" shall mean the time period commencing on the date hereof and ending on May 31, 2002 at 5:00 p.m. Dallas time (or if such date falls on a day that is not a Business Day, then the next succeeding Business
Day).

            (g) "Exercise Price" shall mean $399.62.

            (h) "Person" shall mean any individual or any corporation, partnership (general or limited), joint stock company, business trust, limited liability company or any other type of entity, organization or association.

            (i) "Securities Act" shall mean the Securities Act of 1933, as amended.

            Capitalized terms used herein, but not otherwise defined in this
Section 1, shall have the meanings ascribed to them throughout this Agreement.

      SECTION 2. Warrants and Issuance of Warrant Certificate.

            (a) Each Warrant shall entitle the Holder to purchase from the Stockholders one share of Common Stock in accordance with the terms hereof and subject to adjustment as provided herein.

            (b) Simultaneously with his execution and delivery of this Agreement, the Holder shall surrender the MSSC Warrant Certificate to the Stockholders for cancellation, and the Warrant Certificate representing 4,090 Warrants shall be executed by each of the Stockholders and delivered to the Holder.

      SECTION 3. Form and Execution of Warrant Certificates.

            (a) The Warrant Certificate shall be substantially in the form annexed hereto as Exhibit C (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Stockholders may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto. Warrants shall be numbered serially with the prefix W.

            (b) The Warrant Certificate shall be executed by each Stockholder.

      SECTION 4. Exercise.

            (a) Each Warrant shall entitle the Holder, subject to the provisions of this Agreement, to purchase one share of Common Stock (subject to adjustment pursuant to Section 7 below) at the Exercise Price if the Warrant is exercised during the Exercise Period. After the lapse of the Exercise Period, the Warrants shall no longer be exercisable.

            (b) The Holder may exercise all or any whole portion of such Warrants during the Exercise Period by:

            i. presenting and surrendering to the Stockholders the Warrant Certificate representing all or any whole portion of the Warrants desired to be exercised;

            ii. duly executing and delivering the subscription form on the reverse side of the Warrant Certificate (the "Subscription Form"), indicating the number of Warrants being exercised and the number of shares of Common Stock being purchased upon exercise; and

            iii. paying in full the Exercise Price for each Warrant being exercised by wire transfer in immediately available funds to each Stockholder in accordance with his pro rata percentage as set forth on Exhibit A.

            A Warrant will be deemed to have been exercised on the date that the Stockholders receive the Warrant Certificate, Subscription Form and payment in full (in the manner set forth above) of the Exercise Price of the Warrants being exercised.

            (c) Within three business days after a Warrant has been duly exercised by the Holder, the Stockholders shall transfer their respective shares of Common Stock, or other property as provided for herein, to the Holder (on the pro rata basis set forth on Exhibit A hereto, rounded to the nearest whole share), and the Company shall issue a certificate to the Holder (and reissue new certificates to each Stockholder, after deducting the proportionate number of shares transferred by such Stockholder following exercise of the Warrants) for the total number of shares of Common Stock for which the Warrants were duly exercised, and the Holder shall be deemed to be the holder of record of such shares of Common Stock on the Exercise Date, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

            (d) If less than all of the Warrants represented by a Warrant Certificate are exercised, the Stockholders shall issue a new Warrant Certificate for the remaining number of Warrants.

            (e) In the event that any Stockholder holds Common Stock that has been registered for public sale by such Stockholder under the Securities Act, the Holder shall be entitled (upon exercise of the Warrants under the terms hereof and without acceleration of the Exercise Period) to receive from such Stockholder the number of shares of Common Stock provided for hereunder, split between registered and non-registered shares of Common Stock in proportion to the number of such registered and non-registered shares of Common Stock held by such Stockholder; provided, that the number of shares of registered Common Stock to be delivered shall be rounded down to the nearest whole share. In the event that the Holder exercises less than all of the Warrants, the Holder may designate in a transmittal letter all or any whole portion of Warrants being exercised hereunder as pertaining first to registered shares to which Holder is otherwise entitled pursuant to this subsection; provided, that such designation and the resulting exercise shall directly reduce the number of registered shares available through future exercise of Warrants. (For example, if 20% of the shares held by a Stockholder have been registered for public sale by such Stockholder under the Securities Act, then 20% of the shares deliverable by such Stockholder upon exercise of all of the Warrants (rounded down to the nearest whole share) shall be such registered shares. Notwithstanding the foregoing, the Holder shall be entitled, in such case, to receive only registered shares (if he so designates) upon the exercise of up to 20% of the Warrants; if the Holder were to exercise 20% of the Warrants and designate that such exercise be in exchange for registered shares, then all future exercises of Warrants would entitle the Holder to receive only unregistered shares, unless additional shares are registered for public sale by such Stockholder.)

            (f) Notwithstanding anything to the contrary in this Agreement, the Stockholders may sell all or any of the shares of Common Stock owned by them at any time, provided that the proceeds of such sales are made available to the Holder in accordance with the following provisions. If a Stockholder sells a portion of his shares of Common Stock after the date hereof, the Holder shall be entitled (upon exercise of the Warrants under the terms hereof and without acceleration of the Exercise Period) to receive from such Stockholder shares of Common Stock as otherwise provided hereunder and Stockholder's Per Share Proceeds, split in proportion to the number of shares of Common Stock held by such Stockholder following such sale and the number of shares of Common Stock sold by such Stockholder with respect to such sale and additional sales occurring after the date hereof; provided, that the number of shares of Common Stock to be delivered shall be rounded up to the nearest whole share and the Stockholder's Per Share Proceeds to be delivered shall reflect (to the extent reasonably practicable) the mix of Stockholder's Per Share Proceeds received by such Stockholder in connection with all sales occurring after the date hereof. In the event that the Holder exercises less than all of the Warrants, the Holder may designate in a transmittal letter all or any whole portion of Warrants being exercised hereunder as pertaining first to Stockholder's Per Share Proceeds to which Holder is otherwise entitled pursuant to this subsection; provided, that such designation and the resulting exercise shall directly reduce the amount of Stockholder's Per Share Proceeds available through future exercise of Warrants. The "Stockholder's Per Share Proceeds" means the total tangible consideration (i.e., cash, securities and/or other property) received by such

Stockholder as proceeds from a sale of Common Stock after the date hereof (without reduction for any encumbrance or lien on such shares), divided by the total number of shares of Common Stock so sold. (For example, if 20% of the shares held by a Stockholder are sold after the date hereof, then 20% of the consideration deliverable by such Stockholder upon exercise of all the Warrants shall be Stockholder's Per Share Proceeds. Notwithstanding the foregoing, Holder shall be entitled, in such case, to receive only Stockholder's Per Share Proceeds (if he so designates) upon the exercise up to of 20% of the Warrants; if Holder were to exercise 20% of the Warrants and designate that such exercise be in exchange for Stockholder's Per Share Proceeds, then all future exercises of Warrants would entitle the Holder to receive only shares of Common Stock, unless such Stockholder sells further shares of Common Stock.)

      SECTION 5. Registration

            (a) The Company shall register all transactions in connection with this Warrant Agreement in its books and records.

            (b) With respect to the Warrant Certificate being presented for registration or exercise, the Subscription Form shall be duly endorsed, or be accompanied by a written instrument or instruments, in a form satisfactory to the Stockholders, duly executed by the Holder or his attorney-in-fact duly authorized in writing.

      SECTION 6. Loss or Mutilation. Upon receipt by the Stockholders of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of the Warrant Certificate and (in case of such loss, theft or destruction) of indemnity reasonably satisfactory to the Stockholders, and (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant Certificate, each of the Stockholders shall execute and deliver to the Holder a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. In such case, the Holder shall pay all reasonable expenses associated with the issuance of a new Warrant Certificate.

      SECTION 7. Adjustments to Shares of Common Stock Purchasable. The number of shares of Common Stock purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 7.

            7.1 Mechanical Adjustments.

            (a) If at any time prior to the termination of this Agreement pursuant to Section 18 the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then immediately after the occurrence of such event the number of shares of Common Stock for which a Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

            (b) In the event of a (i) recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) sale or transfer of all or substantially all of the assets of the Company (other than a sale-leaseback, farm-out, collateral assignment, mortgage or other similar financing transaction), or (iv) compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then there shall be no adjustment in the Exercise Price but appropriate provision shall be made so that the Holder shall have the right thereafter, upon exercise of the Warrant, to receive the kind and amount of the securities, cash or other property that are received by the Stockholders, per share of Common Stock, upon such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange with respect to the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

            7.2 Notices of Adjustment and Other Actions. Whenever the number of shares of Common Stock is adjusted as herein provided, the Stockholders shall promptly mail or cause to be mailed to the Holder a notice setting forth the adjusted number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the facts requiring such adjustment and the calculation on which adjustment is based, which notice shall be conclusive evidence of the correctness of such adjustment. The Stockholders shall give the Holder notice by mail as soon as practicable upon the commitment by the Company or any Stockholder to any action with respect to the Company's Common Stock that would give rise to the operation of Section 4(e) or Section 4(f) hereof, or that is described in Section 7.1(b) hereof.

            7.3 No Adjustment for Cash Dividends. No adjustment in respect of any cash dividends shall be made during the term of this Agreement or upon the exercise of the Warrants.

            7.4 Form of Warrants After Adjustment. The form of the Warrants need not be changed because of any adjustments in the number or kind of the shares of Common Stock, and Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in this Warrant Agreement.

      SECTION 8. Transfer. The Holder may transfer the Warrants solely in accordance with the terms and conditions of Section 2(d) of the Company and Stockholders Agreement as if Holder were a Management Stockholder thereunder. Any other transfer shall be null and void.

      SECTION 9. Obligations. The Holder, upon the exercise of any or all of the Warrants in accordance with Section 4 hereof, shall become immediately subject to all of the restrictions and obligations of a Management Stockholder under the terms of the Company and Stockholders Agreement as it may be amended from time to time (including, without limitation, the obligations of a Management Stockholder under Sections 2(a), 2(e), 5, 7, 8, 9, 10 and 14), without receiving the benefit of the rights of a Management Stockholder under Sections 2(a), 4, 6 or 7 thereof, and the Holder agrees to execute a signature page to the Company and Stockholders Agreement as soon as practicable after exercising any Warrant. Notwithstanding the foregoing or any other provision in this Agreement or the Company and Stockholders Agreement seemingly to the contrary, (i) as among Holder and the Management Stockholders, any indemnification obligations of Holder pursuant to Section 14 of the Company and Stockholders Agreement shall be several, and not joint and several, and (ii) in the event that the Warrants being exercised hereunder are designated by Holder as pertaining only to Stockholder's Per Share Proceeds to which the Holder is then entitled pursuant to Section 4(f) hereof, then Holder shall not be subject to the restrictions and obligations of a Management Stockholder under the terms of the Company and Stockholders Agreement and shall not be required to execute a signature page to the Company and Stockholders Agreement with respect to such Warrants.

      SECTION 10. Holder Not Deemed Stockholder. The Holder shall not be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights.

      SECTION 11. Rights of Action. All rights of action with respect to this Agreement are vested in the Holder, who may, in his own behalf and for his own benefit, enforce against the Stockholders his right to exercise the Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

      SECTION 12. Cancellation of Warrant Certificates. If the Stockholders or the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Stockholders or the Company, as the case may be, and canceled and retired.

      SECTION 13. Representations and Warranties.

            13.1. Sophisticated Investor. Holder represents and warrants that he is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrants and the underlying Common Stock. Holder has had the opportunity to obtain from the Company and the Stockholders any and all information, to the extent possessed by the Company and the Stockholders or obtainable with reasonable effort by the Company and the Stockholders, necessary to evaluate the merits and risks of an investment in the Warrants and the underlying Common Stock and has concluded, based on such information and other information previously known to Holder, to invest in the Warrants and the underlying Common Stock pursuant to the terms of this Warrant Agreement.

            13.2. Absence of Market. Holder acknowledges that the Warrants and the underlying Common Stock lack liquidity as compared with other securities investments since there is not, and there is not expected to be in the foreseeable future, any market for the Warrants or the underlying Common Stock. Holder acknowledges that he must bear the economic risk of his investment in the Warrants and the Common Stock (if the Warrant is duly exercised) for an indefinite period of time since neither have been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

            13.3. Investment Purposes. Holder hereby represents and warrants that he is acquiring the Warrant and the underlying Common Stock for investment purposes only, for his own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Holder has no agreement or other arrangement with any person or entity to sell, transfer or pledge any part of the underlying Common Stock once the Warrant is duly exercised and has no plans to enter into any such agreement or arrangement (except as permitted by Section 8).

            13.4. Restricted Security. Holder acknowledges that the Stockholders are transferring the Warrants to Holder without registration under the Securities Act and that the underlying Common Stock is not registered under the Securities Act. Holder further acknowledges that representatives of the Company and the Stockholders have advised Holder that no state or federal agency or instrumentality has made any finding or determination as to the investment in the Warrants or the underlying Common Stock, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in the Warrants or the underlying Common Stock.

            13.5. Capitalization. The Stockholders represent and warrant that the authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, of which, as of the Effective Date, 137,635 shares are issued and outstanding.

            13.6. Ownership of Common Stock. Each Stockholder hereby severally (and not jointly) represents and warrants that, on the date hereof, he owns of record and beneficially the number of shares set forth opposite such Stockholder's name on Exhibit A hereto.

            13.7 Authority. Each of the parties hereby severally (and not jointly) represents and warrants that, on the date hereof, he or it has all requisite right, power and authority (corporate authority in the case of the Company) and has full legal capacity and is competent to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

      SECTION 14. Amendment and Restatement; Entire Agreement; Sole Warrant Agreement; Modification of Agreement. This Agreement constitutes an amendment and restatement in its entirety of the MSSC Warrant Agreement, and, upon execution and delivery of this Agreement by the parties hereto, the MSSC Warrant Agreement shall terminate and the parties thereto shall cease to have any rights and obligations thereunder. This Agreement and the Warrant Certificate embody the complete agreement and understanding among the parties regarding the subject matter hereof and supersede and preempt any prior understandings, agreements or representations regarding the subject matter hereof among the parties including, without limitation, the MSSC Warrant Agreement and the MSSC Warrant Certificate. Upon execution and delivery of this Agreement and the Warrant Certificate, this Agreement and the Warrant Certificate shall constitute the sole Warrant Agreement and Warrant Certificate, respectively, among the parties hereto. This Agreement shall not be modified, supplemented, altered or amended in any respect except with the consent in writing of each of the Stockholders, the Company and the Holder.

      SECTION 15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class mail, postage prepaid as follows:

            if to the Holder:

                                     William B. Robinson
                                     Corporate Finance Advisers, Inc.
                                     235 Pine Street, 10th Floor
                                     San Francisco, California 94104

            and a copy to:           Morea & Schwartz, P.C.
                                     120 Broadway
                                     New York, New York 10271-1096
                                     Attention: Douglas M. Morea, Esq.

            if to the Stockholders
            or the Company:

                                     Richmont Marketing Specialists Inc.
                                     2324 Gateway Drive
                                     Irving, Texas 75015
                                     Attention: Gary R. Guffey

            and a copy to:           Andrews & Kurth L.L.P.
                                     1717 Main Street
                                     Suite 3700
                                     Dallas, Texas 75201
                                     Attention: J. Gregory Holloway, Esq.

      SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

      SECTION 17. Binding Effect. This Warrant Agreement shall be binding upon and inure to the benefit of the Holder (including respective successors and assigns of the Holder as permitted by Section 8) and the Stockholders (including respective successors and assigns of the Stockholders). Nothing in this Warrant Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

      SECTION 18. Termination. This Warrant Agreement shall terminate at the earlier of (i) the date on which all Warrants have been exercised, or (ii) the lapse of the Exercise Period.

      SECTION 19. Counterparts. This Warrant Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the date first above written.

RICHMONT MARKETING SPECIALISTS INC.


/s/ Ronald D. Pedersen
-------------------------------------
Ronald D. Pedersen,
President and Chief Executive Officer


THE HOLDER


/s/ William B. Robinson                    /s/ Cheryl A. Robinson
-------------------------------------      -------------------------------------
William B. Robinson                        Cheryl A. Robinson


THE STOCKHOLDERS


/s/ Ronald D. Pedersen
-------------------------------------
Ronald D. Pedersen


/s/ Jeffrey A. Watt
-------------------------------------
Jeffrey A. Watt


/s/ Bruce A. Butler                        /s/ Victoria A. Butler
-------------------------------------      -------------------------------------
Bruce A. Butler                            Victoria A. Butler


/s/ Gary R. Guffey                         /s/ P. JoAnn Guffey
-------------------------------------      -------------------------------------
Gary R. Guffey                             P. JoAnn Guffey

                                    EXHIBIT A

Management Stockholder   Shares Subject to Warrants   Pro Rata Percentage   Purchase Price
----------------------   --------------------------   -------------------   --------------
Ronald D. Pedersen         1,920                       47%                  $  767,270.40

Jeffrey A. Watt            1,250                       31%                  $  499,525.00

Bruce A. Butler              460                       11%                  $  183,825.20

Gary R. Guffey               460                       11%                  $  183,825.20
                          ----------------------------------------------------------------

Totals                     4,090                      100%                  $1,634,445.80

                                    EXHIBIT C

                      [FORM OF FACE OF WARRANT CERTIFICATE]

No. W-1                                                           4,090 Warrants

                       RICHMONT MARKETING SPECIALISTS INC.
                               WARRANT CERTIFICATE

      This Warrant Certificate certifies that FOR VALUE RECEIVED William B. Robinson (the "Holder") is the holder of the number of Richmont Marketing Specialists Inc. (the "Company") warrants ("Warrants") specified above. Each Warrant entitles the Holder, but only subject to the terms and conditions set forth herein and in the Warrant Agreement referred to below, to purchase from Ronald D. Pedersen, Jeffrey A. Watt, Bruce A. Butler or Gary R. Guffey (collectively, the "Stockholders") one share of Common Stock, par value $0.01 per share (the "Common Stock") of the Company during the Exercise Period (as defined herein), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the Corporate Office of the Company, or such other address as the Company may specify in writing to the Holder, accompanied by payment of $399.62 per Warrant (the "Exercise Price") in lawful money of the United States of America by wire transfer in immediately available funds to each of the Stockholders in accordance with their pro rata share. Each Warrant shall be exercisable at the Exercise Price during the Exercise Period. After the lapse of the Exercise Period, the Warrants shall no longer be exercisable.

      This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Amended and Restated Warrant Agreement by and between the Stockholders and the Holder (and for the limited purposes set forth therein, the Company) dated October 7, 1997 (the "Warrant Agreement").

      The term "Exercise Period" shall mean the time period commencing on the date hereof and ending on May 31, 2002 at 5:00 p.m. Dallas time (or if such date falls on a day that is not a Business Day, then the next succeeding Business
Day).

      Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Warrant Agreement.

      In the event of certain contingencies provided in the Warrant Agreement, the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby is subject to modification or adjustment.

      In the case of the exercise of less than all of the Warrants represented hereby, this Warrant Certificate shall be canceled and a new Warrant Certificate of like tenor shall be delivered by the Stockholders to the Holder for the balance of such Warrants.

      Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      This Warrant Certificate is not valid unless signed by each of the Stockholders (and, in certain indicated cases, their spouses).

                            [Signature page follows.]

      IN WITNESS WHEREOF, the Stockholders have caused this Warrant Certificate to be duly executed.


Dated: October 7, 1997



THE HOLDER                                      SPOUSE


------------------------------                  ------------------------------
William B. Robinson                             Cheryl A. Robinson


THE STOCKHOLDERS


------------------------------
Ronald D. Pedersen


------------------------------
Jeffrey A. Watt


------------------------------                  -------------------------------
Bruce A. Butler                                 Victoria A. Butler


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Gary R. Guffey                                  P. JoAnn Guffey

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]
                                SUBSCRIPTION FORM
                          To Be Executed by the Holder
                          in Order to Exercise Warrants

      The Undersigned Holder hereby irrevocably elects to exercise a total of _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities be transferred in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________
                    [please print or type name and address]

and be delivered to

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________
                    [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be issued in the name of, and delivered to, the Holder at the address stated below.

Dated: _______________                 _________________________________________

                                       _________________________________________

                                       _________________________________________

                                               Address

                                       _________________________________________
                                       Taxpayer Identification Number


                                       _________________________________________
                                       Signature Guaranteed